Exhibit 10.23

March 10, 2022

Tsontcho Ianchulev, M.D., M.P.H.

Re:Addendum to Executive Employment Agreement

Dear Dr. Ianchulev:

The following Addendum represents a modification to the Executive Employment Agreement dated February 15, 2019 (the “Agreement”) between Eyenovia, Inc., a Delaware corporation (the “Company”), and Tsontcho Ianchulev (the “Executive”) for the express purpose of modifying the terms contained in the Agreement between the parties with respect to the matters below. To the extent that there is an inconsistency between the terms of this Addendum and the terms of the Agreement, the terms of this Addendum shall control. The Agreement is hereby modified, amended or superseded to the extent indicated:

Section 6(a) of the Agreement is hereby superseded by the following:

SEVERANCE. If Executive’s employment is terminated by the Company without “Cause” (as such term is defined in the Plan) or Executive suffers an Involuntary Termination (as defined below), provided such termination is a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), and provided further that Executive has signed a full general release of all claims in a form reasonably satisfactory to the Company within thirty (30) days of such termination (or such greater time period as required by applicable law for consideration of an employee waiver), Executive will be entitled to receive (i) severance in a total amount equal to twelve (12) months of his then-current Base Salary, less applicable withholdings (the “Severance”) and (ii) if Executive properly and timely elects to continue group health insurance benefits under COBRA, reimbursement for his and his spouse and dependents’ applicable COBRA premiums for a period of twelve (12) months or until Executive becomes eligible for comparable insurance benefits from another employer, whichever is earlier. The Severance will be paid over a twelve (12) month period in equal installments on the Company’s regular payroll schedule beginning on the first pay period following the date the general release of claims is no longer subject to revocation under applicable law.

The Agreement and this Addendum represent the entire understanding between the parties on the subject matter and may not be modified except in a writing signed by both parties.  Furthermore, except as expressly provided for herein, the terms of the Agreement are in full force and effect.

TSONTCHO IANCHULEV	EYENOVIA, INC.

/s/ Tsontcho Ianchulev	By: /s/ Tsontcho Ianchulev
Signature	Name: Tsontcho Ianchulev
Title: Chief Executive Officer

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer